UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 17, 2015

 GALENA BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Crow Canyon Place, Suite 380, San Ramon, CA 94583 (855) 855-4253
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 855-4253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

Asset Purchase Agreement

On December 17, 2015, Galena Biopharma, Inc. (the “Company”) and Midatech Pharma PLC, a public limited company organized under the laws of England and Wales (“Midatech”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company agreed to sell to Midatech and Midatech agreed to purchase from the Company, certain assets of the Company related to and including its Zuplenz® (ondansetron) Oral Soluble Film (“Zuplenz”). The assets to be sold and assigned to Midatech pursuant to the Purchase Agreement include all of the Company’s rights and interests in the License and Supply Agreement by and between the Company and MonoSol Rx, LLC (“MonoSol”) dated July 17, 2014 (the “MonoSol License”). The Company’s future obligations under the MonoSol agreement will be assumed by Midatech pursuant to such assignment. The Purchase Agreement further provides that the Company will continue to be responsible for any pre-closing liabilities and obligations related to Zuplenz, as well for certain channel liabilities related to Zuplenz for a period of time post-closing. The transaction is expected to be completed on or prior to December 24, 2015, subject to customary closing conditions.

The total potential consideration payable to the Company under the Purchase Agreement is $29.75 million, comprised of an $3.75 million upfront payment upon the closing and up to an aggregate of $26 million in future sales milestones based on certain net sales achievements by Midatech.

Through a separate agreement with MonoSol entered into on December 16, 2015 (the “MonoSol License Amendment”), (i) the Company and MonSol agreed to amend the MonoSol License in order to reduce the number of field representatives that the Company is required to maintain with respect to Zuplenz, and (ii) the Company agreed to pay MonoSol $900,000 of the upfront fee payable to the Company under the Purchase Agreement and 20% of any future milestone payments received by the Company under the Purchase Agreement.

The Purchase Agreement also includes customary representations, warranties, covenants and indemnities by Midatech and the Company. The above descriptions of the material terms and conditions of the Purchase Agreement and the MonoSol License Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and MonoSol License Amendment, which will be filed as an exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

There is no material relationship between the Company and Midatech other than in respect of the Purchase Agreement and the transactions contemplated thereby.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

99.1	Press Release of Galena Biopharma, Inc. dated December 18, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENA BIOPHARMA, INC.

Date:	December 18, 2015	By:	/s/ Mark W. Schwartz
Mark W. Schwartz Ph.D. President and Chief Executive Officer